Exhibit 10.2

CONSULTANCY AGREEMENT

between

BRISTOW HELICOPTER GROUP LIMITED

and

PETER NEVILLE BUCKLEY

THIS AGREEMENT is made between Bristow Helicopter Group Limited whose registered office is at Redhill Aerodrome, Redhill, Surrey, RH1 5JZ (“Company”), and Peter Neville Buckley, of Caledonia Investments PLC whose registered office is at Cayzer House, 30 Buckingham Gate, London, SW1E 6NN, (“Consultant”).

IN CONSIDERATION of the mutual benefits resulting from this Agreement Company appoints the Consultant as a consultant, and the Consultant agrees to accept the Appointment on the terms of this Agreement. Consultant confirms that Caledonia Investments plc is aware of the terms of this Agreement, and that he will account to Caledonia Investments plc in respect of any payments received by him under this Agreement.

IT IS THEREFORE AGREED as follows:

1  APPOINTMENT
The Company agrees to engage Consultant (the “Appointment”) and Consultant accepts the Appointment and agrees to perform the Services specified in Appendix 1, (“Services”), on the terms set out in this Agreement.

2  TERM OF APPOINTMENT & SCOPE OF SERVICES
The Appointment shall commence on 1 May 2006 and shall subsist for a period of 3 years subject to the provisions for termination referred to in Clause 5 of this Agreement. During the period of the Appointment the Consultant shall make himself available, on a mutually convenient basis, to perform the Services. .

3  CONSULTANT OBLIGATIONS
a)	The Consultant will perform the Services together with such other duties as may be contained in any written agreement which may be made between the parties from time to time.
b)	The Consultant agrees to travel on such occasions as may be necessary for the performance of the Services.
c)
Consultant acknowledges that he has received and thoroughly reviewed the Bristow Group Code of Business Integrity (“the Code”) and will adhere to the provisions set out in the Code and will complete and sign any documentation relative to such Code as may be requested by the Company from time to time.

4  PAYMENT OF FEES
a)
The Company will pay to the Consultant, against invoices to be rendered quarterly in arrears, a fee of One Thousand Three Hundred and Fifty Pounds Sterling (GB£1,350) for each meeting of the Board of Directors of the Bristow Staff Pension Scheme Trustees Limited that Consultant attends.

b)	The fee shall be paid by Company cheque or bank wire transfer, to the Consultant’s bank account as follows:-

[Account Details Omitted]

c)	The Consultant shall be entitled to expenses properly incurred in performing the Services, including the costs of travel, subject to production of vouchers or other evidence of expenditure.
d) The Consultant shall not be entitled to a payment in respect of travelling time.
e)
The Consultant acknowledges and agrees that the compensation provided for herein shall constitute the total compensation or remuneration to be paid to the Consultant for all Services performed by the Consultant for Company

f)
The Consultant acknowledges his statutory responsibilities including but not limited to the payment of taxes, duties, charges, fees, imposts, levies, and insurance contributions (“Charges”) and undertakes to produce such documents, forms or certificates, as the Company may require from time to time evidencing the good and proper discharge of the Consultant’s responsibilities under this Clause. Should any such Charges be made upon the Company, the Consultant confirms that at the Company’s choice, such Charges will be set off against fees otherwise due to the Consultant under this Agreement or such Charges will be reimbursed to the Company by the Consultant.

5 TERMINATION
This Agreement and any extension thereof may be terminated without further liability or obligation at any time by either party:-
•	if the other party breaches any of its obligations under this Agreement and fails to correct such breach within seven (7) days after written notice of such breach
•	by either party giving ninety (90) days notice to the other.

6 DISCLOSURE
Consultant agrees that full disclosure of the existence and terms of this Agreement may be made by Company at any time after written notice from Company to Consultant and for any reason to whomever Company in its sole discretion, determines has a legitimate need to know such terms.

7 NO PARTNERSHIP OR POWER TO OBLIGATE COMPANY
This Agreement does not constitute a partnership agreement among Consultant and Company and nothing contained herein will be construed to imply that there is such a partnership. Consultant will have no authority to negotiate any terms of or enter into any contract, or make any agreement or representation on behalf of Company or obligate Company to third parties, , except as approved in writing by Company.

8 TAXES
Consultant agrees to discharge and defend, hold harmless and indemnify Company in respect of any taxes, duties or governmental charges which may be levied or imposed against Consultant with respect to the performance of this Agreement or any income earned by Consultant hereunder.

9 CONFIDENTIALITY
9.1
"Confidential Information" means all information, without limitation, furnished by Company to Consultant which may be of a confidential or proprietary nature relating in any way to Company or Bristow Pension Scheme business.

9.2
Consultant acknowledges that in the performance of this Agreement he may receive or become aware of Confidential Information, and undertakes that he will always treat such information with appropriate confidentiality.

9.3
Any Confidential Information which has been received by Consultant during the course of this Agreement will be returned by Consultant to Company on termination of this Agreement or at the request of Company at any time.

10 LAW AND DISPUTES
The construction and execution of this Agreement will be in accordance with and governed by the Laws of England. The parties to this Agreement will use their best endeavours to reach an amicable settlement of all disputes and/or differences that may arise. In the event that no such settlement can be reached, the parties will submit to the exclusive jurisdiction of the English Courts.

11 NOTICES
Any notice to be given in terms of this Agreement will either be delivered personally or sent by recorded delivery, or by fax, addressed as follows:

If to Consultant:  P N Buckley Esq.
Caledonia Investments plc
Cayzer House
30 Buckingham Gate
London
SW1E 6NN
Fax: 0207 802 8090

If to Company   Ian McIntosh Esq., Company Secretary
Bristow Helicopter Group Limited
Redhill Aerodrome
Redhill
Surrey
RH1 5JZ
Fax: 01737 824654

Notices will be deemed to have been duly given or made if delivered: (i) by hand, on the next day after delivery of such notice, or (ii) by facsimile transmission, on the next day after the date reflected on the automatic verification from the sending party's facsimile machine.

12	ENTIRE AGREEMENT
This Agreement supersedes all prior discussions, negotiations, and agreements between the parties. No variation of this Agreement will be effective unless in writing and signed by a Senior Executive Officer of Company.

13 ENGLISH LANGUAGE
This Agreement is negotiated, signed and delivered in the English language, and any disputes or questions of interpretation will be determined by reference to the English language version.

SIGNED on behalf of Company:

Name: /S/ Richard Burman

Position:

Date:  February 19, 2007

SIGNED on behalf of Consultant:

Name: /S/ Peter N. Buckley

Position:

Date:   February 12, 2007

APPENDIX 1

SERVICES TO BE PERFORMED BY CONSULTANT

In the capacity of

Chairman and Director of Bristow Staff Pension Scheme Trustees Limited, the Trustee of the UK Pension Scheme.

1	Act as Chairman and a Director of the Trustee Company

2	Chair all meetings of the Trustee Company

3
Ensure that meetings of the Trustee Company are held at quarterly intervals in each year to deal with routine pension Trustee business, together with such other meetings as may be required from time to time to deal with investment and any other extraordinary issues which may arise.

4	Prepare for, attend and participate in all Board and other meetings referred to above